Exhibit 99.2

Financial Supplement | Q3 2021

SmartStop®

Self Storage REIT, Inc.

...The Smarter Way to Store!®

Now Open
SmartStop Self Storage

Table of Contents

Portfolio Snapshot as of 9/30/21	3

About SmartStop Self Storage REIT, Inc.	4

Earnings Release	5

Financial Highlights	19

Trailing Five Quarter Financials: Condensed Balance Sheet	20

Trailing Five Quarter Financials: Condensed Income Statement	21

Trailing Five Quarter Financials: FFO Reconciliation	22

Store Portfolio Reporting Information	23

Same-Store Portfolio Details	24

Same-Store Portfolio MSA Summary	25

Total Wholly-Owned Portfolio MSA Summary as of 9/30/21	26

Toronto Portfolio Overview at 9/30/21	27

SmartCentres Joint Venture Overview	28

Debt and Capital Structure Summary	29

Managed REIT Overview	30

Appendix	31

Reconciliation of Net Loss to Net Operating Income: Trailing 5 Quarters	32

Forward Looking Statements	33

Portfolio Snapshot as of 9/30/21

SmartStop Self Storage REIT, Inc.

...The Smarter Way to Store!

157 Properties

Owned & Managed in the US and Canada

95.7%

SmartStop Same-Store Occupancy as of 9/30/21

12.1M NRSF

Owned & Managed in the US and Canada

19.4%

YoY Same-Store Revenue Growth in 3Q21

18 Properties

Owned & Managed in the Greater Toronto Area

28.1% (1)

YoY Same-Store NOI Growth in 3Q21

Historical SmartStop Self Storage REIT, Inc. Properties
115 properties
Historical SST IV Properties*
30 properties

Note: SmartStop Self Storage REIT, Inc. acquired the 30 assets owned by Strategic Storage Trust IV, Inc. ("SST IV") in a merger that closed on 3/17/21. Map reflects all owned properties including joint venture properties and properties under development. Property counts are as of 9/30/21.

SmartStop is a self-managed REIT with a fully integrated operations team of approximately 400 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. SmartStop is one of the largest self storage companies in North America, as of November 5th, 2021, with an owned and managed portfolio of 158 properties in 19 states and Ontario, Canada and comprising approximately 107,000 units and 12.2 million rentable square feet. SmartStop and its affiliates own or manage 18 operating self storage properties in the Greater Toronto Area, which total approximately 15,200 units and 1.6 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

COMPANY INFORMATION

Headquarters:	Investor Relations:	Information Requests:
10 Terrace Road	David Corak	To request an Investor Relations package
Ladera Ranch, California	VP of Corporate Finance	or annual report, please visit our website at
92694	949-542-3331	www.smartstop.com or email ir@smartstop.com

November 8, 2021

SmartStop Self Storage REIT, Inc. Reports Strong Third Quarter 2021 Results with Best in

Class Same-Store Revenue and NOI Growth

LADERA RANCH, CA – November 8, 2021 – SmartStop Self Storage REIT, Inc. (“SmartStop”), a self-managed and fully-integrated self storage company, announced its overall results for the three and nine months ended September 30, 2021.

“This was a truly exciting quarter for SmartStop. We posted year-over-year same-store revenue and NOI growth of 19.4% and 28.1% for the quarter, respectively, both higher than all of our publicly-traded peers,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “Gross margins on our same-store pool improved to 71.4%, a year-over-year increase of 480 basis points, and the highest in our Company’s history. Our exceptional property performance, coupled with our disciplined investment strategy, led to year-over-year growth of FFO, as adjusted per share of approximately 125% in the quarter. With ample attractively priced capital, a strong balance sheet and a robust operating environment, we believe SmartStop is well positioned to continue executing our growth initiatives, driving stockholder value in 2021 and beyond.”

Three Months Ended September 30, 2021 Financial Highlights:

•

Net loss attributable to common stockholders was approximately $2.2 million for the three months ended September 30, 2021. This represents a decrease of approximately $4.0 million when compared to the same period in 2020. Net loss per Class A and Class T shares (basic and diluted) was $0.03, a decrease of $0.07, or 70%, when compared to the same period in 2020.

•	Total self storage-related revenues increased by approximately $14.6 million, or 51.8%, when compared to the same period in 2020.

•

FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $13.6 million. This represents an increase of approximately $9.2 million, or 209%, when compared to the same period in 2020

•	FFO, as adjusted per share and OP unit outstanding—diluted was $0.14, an increase of $0.08, or 124.7%, when compared to the same period in 2020.

•	Same-store revenues, expenses and NOI increased by 19.4%, 2.3% and 28.1%, respectively compared to the same period in 2020.

•	Same-store average physical occupancy increased by 4.2% to 95.9% compared to 91.7% during the same period in 2020.

•	Same-store annualized rent per occupied square foot was approximately $16.92, which represented an increase of approximately 15.3% when compared to the same period in 2020.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	5

Nine Months Ended September 30, 2021 Financial Highlights:

•

Net loss attributable to common stockholders was approximately $20.0 million for the nine months ended September 30, 2021. This represents a decrease of approximately $29.8 million when compared to the same period in 2020. Net loss per Class A and Class T shares (basic and diluted) was $0.26, a decrease of $0.58, or 69.0%, when compared to the same period in 2020.

•	Total self storage-related revenues increased by approximately $32.9 million, or 40.6%, when compared to the same period in 2020.

•	Same-store revenues, expenses and NOI increased by 16.9%, 3.5% and 23.7%, respectively compared to the same period in 2020.

•	Same-store average physical occupancy increased by 4.8% to 94.9%, compared to 90.1% during the same period in 2020.

•	Same-store annualized rent per occupied square foot was approximately $16.11, which represented an increase of approximately 9.9% when compared to the same period in 2020.

External Growth

In August, the Company opened a newly constructed four story self storage facility in Oshawa, Ontario, Canada in partnership with SmartCentres (TSX: SRU.UN). This facility serves the communities of Vanier, Mclaughlin, Whitby, Eastdale, Stevenson, and Farewell and is conveniently located adjacent to the SmartCentres Oshawa South shopping center, the Walmart Supercenter and Lowe’s Home Improvement. The property’s 950 units are 100% climate-controlled across approximately 95,000 square feet. This is SmartStop’s 18th owned or managed location in the Greater Toronto Area (GTA).

Subsequent to quarter end, the Company acquired a self storage facility in Lakewood, CO. The facility serves the communities of Green Mountain, Foothills, Briarwood Hills, West Lochwood and Chateau Ridge Estates. The property’s 770 units span across approximately 87,000 square feet. The property offers customers a variety of amenities including a gated drive-in loading area, state-of-the-art security systems, keypad access and large truck accessibility. This is SmartStop’s seventh owned or managed location in the Denver market.

Capital Markets Activity

Subsequent to quarter end, the Company exercised $200 million of its accordion (the “Accordion”) under its existing multi-currency credit facility (the “Credit Facility”) with a syndicate of banks led by KeyBank National Association, Wells Fargo, N.A., Citibank, N.A. and Bank of Montreal. The increased commitment was entirely on the revolving portion of the Credit Facility (the “Revolver”). The Credit Facility now consists of a $450 million Revolver and a $250 million term loan (the “Term Loan”) for a total commitment of $700 million. The Accordion was also amended to permit expansion up to $1.05 billion, subject to certain conditions. The other terms and conditions of the Credit Facility remain unchanged.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	6

Net Asset Value

Subsequent to quarter end, the Company announced that its board of directors has declared an updated estimated Net Asset Value (“NAV”) per share of $15.08 for its Class A and Class T shares, as of June 30, 2021. SmartStop’s previous estimated NAV per share was $10.40 as of December 31, 2019. Please see SmartStop’s Form 8-K filed on October 20, 2021 for a description of the methodologies and assumptions used to determine, and the limitations of, the estimates NAV per share.

Declared Distributions

On September 23, 2021, SmartStop’s board of directors declared a distribution rate for the fourth quarter of 2021, of approximately $0.00164 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders. In connection with these distributions, after the stockholder servicing fee is paid, approximately $0.0014 per day will be paid per Class T share. Such distributions payable to each stockholder of record during a month will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

949-542-3331

ir@smartstop.com

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	7

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2021 (Unaudited)	December 31, 2020
ASSETS
Real estate facilities:
Land	$395,335,230	$335,800,354
Buildings	1,100,318,293	810,480,845
Site improvements	77,793,874	63,821,383

	1,573,447,397	1,210,102,582
Accumulated depreciation	(145,213,522)	(115,903,045)

	1,428,233,875	1,094,199,537
Construction in process	1,718,223	1,761,303

Real estate facilities, net	1,429,952,098	1,095,960,840
Cash and cash equivalents	29,247,388	72,705,624
Restricted cash	8,491,787	7,952,052
Investments in unconsolidated real estate ventures	18,494,815	—
Investments in and advances to Managed REITs	12,332,654	15,624,389
Other assets, net	18,331,410	7,734,276
Intangible assets, net of accumulated amortization	17,472,470	12,406,427
Trademarks, net of accumulated amortization	16,088,235	16,194,118
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	2,049,573	—

Total assets	$1,606,103,761	$1,282,221,057

LIABILITIES AND EQUITY
Debt, net	$848,818,212	$717,952,233
Accounts payable and accrued liabilities	26,552,056	23,038,976
Due to affiliates	538,805	667,429
Distributions payable	8,135,131	6,650,317
Contingent earnout	20,600,000	28,600,000
Deferred tax liabilities	7,240,713	8,380,215

Total liabilities	911,884,917	785,289,170

Commitments and contingencies
Redeemable common stock	67,684,603	57,335,575
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively, with aggregate liquidation preferences of $203,150,685 and $202,928,620 at September 30, 2021 and December 31, 2020, respectively	196,356,107	196,356,107
Equity:
SmartStop Self Storage REIT, Inc. equity:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 76,856,872 and 52,660,402 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	76,857	52,661
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 8,027,159 and 7,903,911 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	8,027	7,904
Additional paid-in capital	724,585,663	492,408,006
Distributions	(198,291,010)	(163,953,169)
Accumulated deficit	(161,445,849)	(141,444,880)
Accumulated other comprehensive loss	(1,189,529)	(3,834,228)

Total SmartStop Self Storage REIT, Inc. equity	363,744,159	183,236,294

Noncontrolling interests in our Operating Partnership	66,423,075	59,982,111
Other noncontrolling interests	10,900	21,800

Total noncontrolling interests	66,433,975	60,003,911

Total equity	430,178,134	243,240,205

Total liabilities and equity	$1,606,103,761	$1,282,221,057

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	8

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Self storage rental revenue	$40,695,622	$26,706,201	$108,303,763	$77,221,013
Ancillary operating revenue	2,007,411	1,431,952	5,591,882	3,768,213
Managed REIT Platform revenue	1,263,029	2,051,021	4,609,060	5,687,701
Reimbursable costs from Managed REITs	972,551	1,173,948	3,250,213	4,453,863

Total revenues	44,938,613	31,363,122	121,754,918	91,130,790

Operating expenses:
Property operating expenses	12,593,191	9,816,774	35,416,441	28,686,843
Managed REIT Platform expenses	587,704	329,280	1,223,736	2,512,103
Reimbursable costs from Managed REITs	972,551	1,173,948	3,250,213	4,453,863
General and administrative	5,232,950	4,012,072	16,797,252	11,829,732
Depreciation	10,748,337	8,003,587	30,035,065	23,562,701
Intangible amortization expense	3,710,736	1,587,899	8,623,964	8,475,682
Acquisition expenses	211,985	468,577	548,083	593,903
Contingent earnout adjustment	700,000	1,600,000	3,219,744	(5,100,000)
Impairment of goodwill and intangible assets	—	—	—	36,465,732
Impairment of investments in Managed REITs	—	—	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	—	—	8,389,573	—

Total operating expenses	34,757,454	26,992,137	107,504,071	115,857,438

Gain on sale of real estate	—	—	178,631	—

Income (loss) from operations	10,181,159	4,370,985	14,429,478	(24,726,648)
Other income (expense):
Interest expense	(7,818,311)	(8,093,476)	(23,744,477)	(24,717,208)
Interest expense – accretion of fair market value of secured debt	29,228	32,788	92,344	98,337
Interest expense – debt issuance costs	(499,132)	(952,479)	(1,668,502)	(2,832,240)
Net loss on extinguishment of debt	—	—	(2,444,788)	—
Other	(833,702)	185,685	780,883	2,914,840

Net income (loss)	1,059,242	(4,456,497)	(12,555,062)	(49,262,919)
Net (income) loss attributable to the noncontrolling interests in our Operating Partnership	(119,678)	585,360	1,903,408	6,550,455
Less: Distributions to preferred stockholders	(3,150,685)	(2,387,977)	(9,349,315)	(7,112,022)

Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(2,211,121)	$(6,259,114)	$(20,000,969)	$(49,824,486)

Net loss per Class A share – basic and diluted	$(0.03)	$(0.10)	$(0.26)	$(0.84)
Net loss per Class T share – basic and diluted	$(0.03)	$(0.10)	$(0.26)	$(0.84)

Weighted average Class A shares outstanding – basic and diluted	76,407,968	52,019,749	69,674,568	51,654,459
Weighted average Class T shares outstanding – basic and diluted	8,003,062	7,827,572	7,964,237	7,776,909

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	9

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Net loss (attributable to common stockholders)	$(2,211,121)	$(6,259,114)	$(20,000,969)	$(49,824,486)
Add:
Depreciation of real estate	10,556,270	7,843,237	29,455,038	23,136,367
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	256,233	—	487,229	—
Amortization of real estate related intangible assets	3,469,777	537,179	7,473,006	4,880,209
Gain on deconsolidation	—	—	(169,533)	—
Gain on sale of real estate	—	—	(178,631)	—
Deduct:
Adjustment for noncontrolling interests	(1,545,084)	(1,101,471)	(4,162,008)	(3,704,678)

FFO (attributable to common stockholders)	10,526,075	1,019,831	12,904,132	(25,512,588)
Other Adjustments:
Intangible amortization expense - contracts(1)	240,959	1,050,720	1,150,958	3,595,473
Acquisition expenses(2)	211,985	468,577	548,083	593,903
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	27,767	—	135,155	—
Contingent earnout adjustment(3)	700,000	1,600,000	3,219,744	(5,100,000)
Impairment of goodwill and intangible assets(4)	—	—	—	36,465,732
Impairment of investments in Managed REITs(4)	—	—	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	—	—	8,389,573	—
Accretion of fair market value of secured debt(5)	(29,228)	(32,788)	(92,344)	(98,337)
Net loss on extinguishment of debt(6)	—	—	2,444,788	—
Foreign currency and interest rate derivative losses, net(7)	536,428	53,503	110,879	163,346
Adjustment of deferred tax liabilities(1)	(290,942)	(276,216)	(2,220,688)	(3,299,329)
Adjustment for noncontrolling interests	(151,463)	(375,841)	(1,586,543)	(4,864,455)

FFO, as adjusted (attributable to common stockholders)	$11,771,581	$3,507,786	$25,003,737	$6,320,624

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	10

(1)

These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities. As these items are non-cash and not primary drivers in SmartStop’s decision-making process, FFO is adjusted for their effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric to other real estate companies.

(2)

In evaluating investments in real estate, SmartStop differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non—traded REITs that have generally completed their acquisition activity and have other similar operating characteristics.

(3)

The contingent earnout adjustment represents the adjustment to the fair value of the Class A-2 Units issued in connection with the Self Administration Transaction. FFO is adjusted to arrive at FFO, as adjusted, as this acquisition related item is not a primary driver in SmartStop’s decision-making process and excluding this provides investors a view of SmartStop’s continuing operating portfolio performance over time.

(4)

The impairment charges relate to SmartStop’s goodwill, intangible assets and investments in the Managed REIT Platform acquired in the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management’s analysis of SmartStop’s operating performance and provides for a means of determining a comparable sustainable operating performance metric.

(5)

This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from FFO, as adjusted, because SmartStop believes FFO, as adjusted, provides useful supplementary information by focusing on operating fundamentals, rather than events not related to SmartStop’s normal operations. SmartStop is responsible for managing interest rate risk and do not rely on another party to manage such risk.

(6)

The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such losses may not be reflective of on-going transactions and operations and is consistent with management’s analysis of SmartStop’s operating performance.

(7)

This represents the mark-to-market adjustment for SmartStop’s derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to SmartStop’s foreign equity investments not classified as long term. These derivative contracts are intended to manage the Company’s exposure to interest rate and foreign currency risk which may not be reflective of SmartStop’s ongoing performance and may reflect unrealized impacts on SmartStop’s operating performance. Such amounts are recorded in “Other” within SmartStop’s consolidated statements of operations.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	11

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED PER SHARE

AND OP UNIT OUTSTANDING

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	September 30, 2021	September 30, 2020
FFO, as adjusted (attributable to common stockholders)	$11,771,581	$3,507,786
Fully Diluted FFO, as adjusted calculation:
Net income (loss) attributable noncontrolling interests in our OP	119,678	(585,360)
Adjustment for noncontrolling interests	1,696,547	1,477,312

FFO, as adjusted (attributable to common stockholders and OP unit holders)	$13,587,806	$4,399,738

Weighted average Class A & T shares outstanding	84,411,030	59,847,321
Weighted average OP units outstanding	10,270,455	9,095,029
Weighted average other dilutive securities	247,690	132,215

Weighted average shares & OP units outstanding – diluted(1)	94,929,175	69,074,565
FFO, as adjusted per share & unit outstanding – diluted	$0.14	$0.06

(1)

Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units). The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	12

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2020, excluding nine lease-up properties SmartStop owned as of January 1, 2020) for the three months ended September 30, 2021 and 2020. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
			%			%			%
	2021	2020	Change	2021	2020	Change	2021	2020	Change
Revenue (1)	$31,556,940	$26,419,911	19.4%	$11,146,093	$1,718,242	N/M	$42,703,033	$28,138,153	51.8%
Property operating expenses (2)	9,027,676	8,827,519	2.3%	3,565,515	989,255	N/M	12,593,191	9,816,774	28.3%

Net operating income	$22,529,264	$17,592,392	28.1%	$7,580,578	$728,987	N/M	$30,109,842	$18,321,379	64.3%

Number of facilities	103	103		35	9		138	112
Rentable square feet (3)	7,595,600	7,557,300		2,898,200	680,300		10,493,800	8,237,600
Average physical occupancy (4)	95.9%	91.7%		N/M	N/M		95.6%	90.9%
Annualized rent per occupied square foot (5)	$16.92	$14.67		N/M	N/M		$16.67	$14.39

N/M Not meaningful

(1)	Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.
(2)	Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3)

Of the total rentable square feet, parking represented approximately 940,000 square feet and 680,000 square feet as of September 30, 2021 and 2020, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5)

Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue increased by approximately $5.1 million or approximately 19% for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 primarily due to higher annualized rent per occupied square foot as well as increased occupancy.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	13

The following table presents a reconciliation of net income (loss) as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Three Months Ended September 30,
	2021	2020
Net income (loss)	$1,059,242	$(4,456,497)
Adjusted to exclude:
Managed REIT Platform revenue	(1,263,029)	(2,051,021)
Managed REIT Platform expenses	587,704	329,280
General and administrative	5,232,950	4,012,072
Depreciation	10,748,337	8,003,587
Intangible amortization expense	3,710,736	1,587,899
Acquisition expenses	211,985	468,577
Contingent earnout adjustment	700,000	1,600,000
Gain on sale of real estate	—	—
Interest expense	7,818,311	8,093,476
Interest expense – accretion of fair market value of secured debt	(29,228)	(32,788)
Interest expense – debt issuance costs	499,132	952,479
Other	833,702	(185,685)

Total net operating income	$30,109,842	$18,321,379

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	14

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2020, excluding nine lease-up properties SmartStop owned as of January 1, 2020) for the nine months ended September 30, 2021 and 2020. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities				Total
			%				%				%
	2021	2020	Change	2021		2020	Change	2021		2020	Change
Revenue (1)	$89,439,876	$76,527,018	16.9%	$24,455,769		$4,462,208	N/M	$113,895,645		$80,989,226	40.6%
Property operating expenses (2)	26,724,027	25,823,677	3.5%	8,692,414		2,863,166	N/M	35,416,441		28,686,843	23.5%

Net operating income	$62,715,849	$50,703,341	23.7%	$15,763,355		$1,599,042	N/M	$78,479,204		$52,302,383	50.0%

Number of facilities	103	103		36	(6)	9		139	(6)	112
Rentable square feet (3)	7,595,600	7,557,300		2,982,400		680,300		10,578,000	(6)	8,237,600
Average physical occupancy (4)	94.9%	90.1%		N/M		N/M		94.1%		88.6%
Annualized rent per occupied square foot (5)	$16.11	$14.66		N/M		N/M		$15.89		$14.40

N/M Not meaningful

(1)	Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses. Property operating expenses for the nine months ended September 30, 2020 also includes COVID-19 related costs, including specialized cleaning costs, the purchase of personal protective equipment, and bonuses to SmartStop’s store personnel, totaling approximately $0.6 million. On a same-store basis, COVID-19 related costs represented approximately $0.5 million of the total property operating expenses for the nine months ended September 30, 2020.

(3)

Of the total rentable square feet, parking represented approximately 940,000 square feet and 680,000 square feet as of September 30, 2021 and 2020, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5)

Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

(6)

Included in the non same-store data is a self storage facility consisting of approximately 84,000 square feet owned by SST VI OP for the period during which SmartStop consolidated their financial statements. As of June 30, 2021, SmartStop was no longer required to consolidate their financial statements.

SmartStop’s same-store revenue increased by approximately $12.9 million for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020 due to higher annualized rent per occupied square foot and increased occupancy.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	15

The following table presents a reconciliation of net loss as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Nine Months Ended September 30,
	2021	2020
Net loss	$(12,555,062)	$(49,262,919)
Adjusted to exclude:
Managed REIT Platform revenue	(4,609,060)	(5,687,701)
Managed REIT Platform expenses	1,223,736	2,512,103
General and administrative	16,797,252	11,829,732
Depreciation	30,035,065	23,562,701
Intangible amortization expense	8,623,964	8,475,682
Acquisition expenses	548,083	593,903
Contingent earnout adjustment	3,219,744	(5,100,000)
Impairment of goodwill and intangible assets	—	36,465,732
Impairment of investments in Managed REITs	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Gain on sale of real estate	(178,631)	—
Interest expense	23,744,477	24,717,208
Interest expense – accretion of fair market value of secured debt	(92,344)	(98,337)
Interest expense – debt issuance costs	1,668,502	2,832,240
Net loss on extinguishment of debt	2,444,788	—
Other	(780,883)	(2,914,840)

Total net operating income	$78,479,204	$52,302,383

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	16

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations (“FFO”) is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which SmartStop believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

SmartStop defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate its operating performance. SmartStop previously used Modified Funds from Operations (“MFFO”) (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout adjustments, adjustments of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of the Company’s overall long-term operating performance. SmartStop excludes these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in its decision-making process and excluding these items provides investors a view of its continuing operating portfolio performance over time and makes its results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of operating performance when SmartStop formulates corporate goals and evaluate the effectiveness of its strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SmartStop’s performance, as an alternative to cash flows from operations, which is an indication of liquidity, or indicative of funds available to fund SmartStop’s cash needs including SmartStop’s ability to make distributions to its stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of SmartStop’s performance.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	17

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop is a self-managed REIT with a fully integrated operations team of approximately 400 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. SmartStop is one of the largest self storage companies in North America, with an owned and managed portfolio of 158 properties in 19 states and Ontario, Canada and comprising approximately 107,000 units and 12.2 million rentable square feet. SmartStop and its affiliates own or manage 18 operating self storage properties in the Greater Toronto Area, which total approximately 15,200 units and 1.6 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the SST IV merger, the SSGT merger, the self administration transaction and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this press release, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SST IV merger, the self administration transaction, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of either of the SST IV merger, the SSGT merger or the self administration transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through the SST IV merger, the SSGT merger and operations acquired through the self administration transaction; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	18

Common Stock Equivalents (Fully Diluted)	3Q21 Quarter Weighted Average	3Q21 Quarter Ending
Class A Common Shares	76,407,968	76,856,872
Class T Common Shares	8,003,062	8,027,159
Operating Partnership Units (“OP Units”)	10,270,455	10,270,455
Other Dilutive Securities	247,690	247,690

Total Fully Diluted Common Stock Equivalents	94,929,175	95,402,176

3Q21 Operating Portfolio Snapshot	# of Stores	Net Rentable Sq. Ft.	Units	3Q21 Ending Occupancy(2)
Wholly-Owned Same-Store	103	7,595,600	64,670	95.7%
Wholly-Owned Non Same-Store	35	2,898,200	26,420	94.9%

Total Wholly-Owned Stores	138	10,493,800	91,090	95.5%
Joint Venture Stores	4	415,300	3,880	45.5%
Managed Stores(1)	15	1,175,800	11,200

Total Stores	157	12,084,900	106,170

Balance Sheet Highlights	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Real estate facilities	$1,573,447,397	$1,575,320,663	$1,552,957,668	$1,210,102,582	$1,191,037,320
Accumulated depreciation	(145,213,522)	(135,187,165)	(124,490,121)	(115,903,045)	(106,556,223)
Real estate facilities, net	1,429,952,098	1,441,990,545	1,432,728,259	1,095,960,840	1,086,072,890
Debt, net	848,818,212	849,209,991	822,490,580	717,952,233	712,789,410
Preferred stock, gross	200,000,000	200,000,000	200,000,000	200,000,000	150,000,000

	For the Quarter Ended:
Same-Store Performance (103 Stores)	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Revenue	$31,556,940	$30,011,041	$27,871,895	$27,238,620	$26,419,911
Expenses	9,027,676	8,878,839	8,817,512	8,699,157	8,827,519

NOI(3)	$22,529,264	$21,132,202	$19,054,383	$18,539,463	$17,592,392
Ending Occupancy	95.7%	96.3%	94.1%	91.7%	92.3%
Average Occupancy	95.9%	95.8%	93.1%	92.2%	91.7%
RentPOF(4)	$16.92	$16.50	$15.43	$15.25	$14.67
Move ins	9,469	10,575	10,151	9,611	11,179
Move outs	9,847	8,789	8,665	9,829	10,331

	For the Quarter Ended:
FFO, as adjusted per share & unit outstanding - diluted	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
FFO, as adjusted (3)	$0.14	$0.10	$0.08	$0.08	$0.06

(1)	Includes 11 operating properties owned by Strategic Storage Growth Trust II, Inc., three operating properties owned by Strategic Storage Trust VI, Inc. and one other property managed by SmartStop.
(2)	Weighted by net rentable square feet.
(3)

NOI and FFO, as adjusted are non-GAAP measures. See Appendix for a reconciliation of NOI and the FFO Reconciliation for a reconciliation of FFO, as Adjusted to the most directly comparable GAAP measures.

(4)	RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	19

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Assets:
Real estate facilities	$1,573,447,397	$1,575,320,663	$1,552,957,668	$1,210,102,582	$1,191,037,320
Accumulated depreciation	(145,213,522)	(135,187,165)	(124,490,121)	(115,903,045)	(106,556,223)

Construction in process	1,718,223	1,857,047	4,260,712	1,761,303	1,591,793

Real estate facilities, net	1,429,952,098	1,441,990,545	1,432,728,259	1,095,960,840	1,086,072,890
Cash and cash equivalents	29,247,388	26,580,765	30,371,284	72,705,624	36,747,083
Restricted cash	8,491,787	7,276,448	8,809,279	7,952,052	9,787,127
Investments in unconsolidated real estate ventures	18,494,815	20,682,690	17,488,416	—	—
Investments in and advances to Managed REITs	12,332,654	12,033,750	736,355	15,624,389	8,178,896
Other assets, net	18,331,410	14,087,618	15,202,719	7,734,276	5,870,035
Trademarks, goodwill and other intangible assets, net	87,204,036	90,957,078	94,211,432	82,243,876	83,110,619
Debt issusance costs, net of accumulated amortization	2,049,573	2,258,004	2,481,254	—	—

Total assets	$1,606,103,761	$1,615,866,898	$1,602,028,998	$1,282,221,057	$1,229,766,650

Liabilities:
Debt, net	$848,818,212	$849,209,991	$822,490,580	$717,952,233	$712,789,410
Other liabilities, net	63,066,705	61,359,794	61,669,966	67,336,937	59,802,804

Total liabilities	$911,884,917	$910,569,785	$884,160,546	$785,289,170	$772,592,214

Redeemable common stock	$67,684,603	$64,028,104	$60,388,518	$57,335,575	$54,116,173

Preferred stock, gross	$200,000,000	$200,000,000	$200,000,000	$200,000,000	$150,000,000
Preferred stock offering costs	(3,643,893)	(3,643,893)	(3,643,893)	(3,643,893)	(3,620,292)

Total preferred stock, net	$196,356,107	$196,356,107	$196,356,107	$196,356,107	$146,379,708

Equity:
Total SmartStop Self Storage REIT, Inc. equity	$363,744,159	$377,461,027	$392,355,573	$183,236,294	$195,385,785
Total noncontrolling interests	66,433,975	67,451,875	68,768,254	60,003,911	61,292,770

Total equity	$430,178,134	$444,912,902	$461,123,827	$243,240,205	$256,678,555

Total liabilities & equity	$1,606,103,761	$1,615,866,898	$1,602,028,998	$1,282,221,057	$1,229,766,650

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	20

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Revenues:
Self storage rental revenue	$40,695,622	$38,104,699	$29,503,442	$27,667,870	$26,706,201
Ancillary operating revenue	2,007,411	2,027,041	1,557,430	1,517,829	1,431,952
Managed REIT Platform revenue	1,263,029	1,058,291	2,287,740	2,360,929	2,051,021
Reimbursable costs from Managed REITs	972,551	1,061,619	1,216,043	1,346,945	1,173,948

Total revenues	44,938,613	42,251,650	34,564,655	32,893,573	31,363,122

Expenses:
Property operating expenses	12,593,191	12,479,969	10,343,281	9,618,356	9,816,774
Managed REIT Platform expenses	587,704	316,142	319,890	294,818	329,280
Reimbursable costs from Managed REITs	972,551	1,061,619	1,216,043	1,346,945	1,173,948
General and administrative	5,232,950	6,811,313	4,752,989	4,641,467	4,012,072
Depreciation & amortization of real estate assets	14,459,073	14,396,482	9,803,474	10,033,360	9,591,486
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	—	—	8,389,573	—	—
Other	911,985	430,448	2,425,394	3,372,189	2,068,577

Total operating expenses	34,757,454	35,495,973	37,250,644	29,307,135	26,992,137

Gain on sale of real estate	—	178,631	—	—	—

Income (loss) from operations	10,181,159	6,934,308	(2,685,989)	3,586,438	4,370,985
Interest expense – total	8,288,215	8,416,349	8,616,071	8,602,201	9,013,167
Net loss on extinguishment of debt	—	—	2,444,788	—	—
Other	833,702	(171,203)	(1,443,382)	(3,071,879)	(185,685)

Net income (loss)	1,059,242	(1,310,838)	(12,303,466)	(1,943,884)	(4,456,497)
Net (income) loss attributable to the noncontrolling interests in our OP	(119,678)	546,092	1,476,994	351,476	585,360
Less: Distributions to preferred stockholders	(3,150,685)	(3,116,438)	(3,082,192)	(2,937,500)	(2,387,977)

Net loss attributable to common stockholders	$(2,211,121)	$(3,881,184)	$(13,908,664)	$(4,529,908)	$(6,259,114)
Net loss per Class A & T share – basic and diluted	($0.03)	($0.05)	($0.22)	($0.08)	($0.10)
Weighted average Class A & T shares outstanding – basic & diluted	84,411,030	83,955,753	64,326,697	60,167,502	59,847,321

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	21

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Reconciliation to FFO & FFO, as adjusted:
Net loss (attributable to common stockholders)	$(2,211,121)	$(3,881,184)	$(13,908,664)	$(4,529,908)	$(6,259,114)
Depreciation & amortization of real estate and intangible assets from consolidated and unconsolidated entitites	14,282,280	14,176,386	8,973,644	8,804,733	8,380,416
Gain on deconsolidation	—	(169,533)	—	—	—
Gain on sale of real estate	—	(178,631)	—	—	—
Adjustment for noncontrolling interests	(1,545,084)	(1,500,869)	(1,118,036)	(1,051,900)	(1,101,471)

FFO (attributable to common stockholders)	10,526,075	8,446,169	(6,053,056)	3,222,925	1,019,831
Intangible amortization expense - contracts	240,959	212,537	697,462	1,071,436	1,050,720
Acquisition expenses	211,985	30,448	305,650	772,189	468,577
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	27,767	107,388	—	—	—
Contingent earnout adjustment	700,000	400,000	2,119,744	2,600,000	1,600,000
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	—	—	8,389,573	—	—
Accretion of fair market value of secured debt	(29,228)	(31,250)	(31,866)	(32,345)	(32,788)
Net loss on extinguishment of debt	—	—	2,444,788	—	—
Foreign currency and interest rate derivative (gains) losses, net	536,428	(643,547)	217,998	40,649	53,503
Adjustment of deferred tax liabilities	(290,942)	(56,880)	(1,872,866)	(2,627,403)	(276,216)
Adjustment for noncontrolling interests	(151,463)	(1,784)	(1,433,296)	(457,271)	(375,841)

FFO, as adjusted (attributable to common stockholders)	$11,771,581	$8,463,081	$4,784,131	$4,590,180	$3,507,786

Fully Diluted FFO Calculation:
FFO (attributable to common stockholders)	$10,526,075	$8,446,169	$(6,053,056)	$3,222,925	$1,019,831
Net income (loss) attributable to the noncontrolling interests in our OP	119,678	(546,092)	(1,476,994)	(351,476)	(585,360)
Adjustment for noncontrolling interests	1,545,084	1,500,869	1,118,036	1,051,900	1,101,471

FFO (attributable to common stockholders and OP unit holders)	$12,190,837	$9,400,946	$(6,412,014)	$3,923,349	$1,535,942

Fully Diluted FFO, as adjusted Calculation:
FFO, as adjusted (attributable to common stockholders)	$11,771,581	$8,463,081	$4,784,131	$4,590,180	$3,507,786
Net income (loss) attributable to the noncontrolling interests in our OP	119,678	(546,092)	(1,476,994)	(351,476)	(585,360)
Adjustment for noncontrolling interests	1,696,547	1,502,653	2,551,332	1,509,171	1,477,312

FFO, as adjusted (attributable to common stockholders and OP unit holders)	$13,587,806	$9,419,642	$5,858,469	$5,747,875	$4,399,738

Weighted average Class A & T shares outstanding	84,411,030	83,955,753	64,326,697	60,167,502	59,847,321
Weighted average OP units outstanding	10,270,455	10,270,455	9,248,375	9,095,029	9,095,029
Weighted average other dilutive securities	247,690	239,279	159,700	174,636	132,215

Weighted average shares & OP units outstanding – diluted (1)	94,929,175	94,465,487	73,734,772	69,437,167	69,074,565
FFO and FFO, as adjusted per share & unit outstanding - diluted
FFO	$0.13	$0.10	($0.09)	$0.06	$0.02
FFO, as adjusted	$0.14	$0.10	$0.08	$0.08	$0.06

(1)

Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units). The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	22

				Net Rent / Occupied Sq. Ft. for the Three Months		Ending Occupancy for the Three Months Ended			Revenue for the Three Months			Expenses for the Three			NOI for the Three Months
		Net Rentable Sq. Ft.		Ended September 30,(1)		September 30,			Ended September 30,			Months Ended September 30,			Ended September 30,(5)
Owned Operating Store Segment	# of Stores		Units	2021	2020	2021	2020	Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Same-Store Wholly-Owned	103	7,595,600	64,670	$16.92	$14.67	95.7%	92.3%	3.4%	$31,556,940	$26,419,911	19.4%	$9,027,676	$8,827,519	2.3%	$22,529,264	$17,592,392	28.1%
Non Same-Store Wholly-Owned
Historical SSS REIT Non-Stabilized(2)	9	697,100	7,020	14.57	8.65	95.9%	82.2%	13.7%	2,664,081	1,718,243	55.0%	974,726	989,255	- 1.5%	1,689,355	728,988	131.7%
Historical SST IV Stabilized(3)	16	1,392,600	11,340	16.92	NM	95.5%	NM		5,320,918	NM		1,567,301	NM		3,753,617	NM
Historical SST IV Non-Stabilized(3)	8	658,300	6,540	16.49	NM	95.4%	NM		2,753,905	NM		845,031	NM		1,908,874	NM
Recent Acquisitions(4)	2	150,200	1,520	12.62	NM	82.2%	NM		407,189	NM		178,457	NM		228,732	NM

Total Non Same-Store Wholly-Owned	35	2,898,200	26,420	16.00	NM	94.9%	NM		11,146,093	NM		3,565,515	NM		7,580,578	NM

Total Wholly-Owned Operating Stores	138	10,493,800	91,090	$16.67	NM	95.5%	NM		$42,703,033	NM		$12,593,191	NM		$30,109,842	NM

Total Joint Venture Operating Stores	4	415,300	3,880	NM	NM	45.5%	NM

Total All Owned Operating Stores	142	10,909,100	94,970

NM: Not meaningful comparison

(1)	RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage.
(2)	Represents non-stabilized stores that were owned by SmartStop Self Storage REIT, Inc. prior to the merger with Strategic Storage Trust IV, Inc. that closed in March 2021.
(3)

Represents stores that were previously owned by Strategic Storage Trust IV, Inc. that were acquired by SmartStop Self Storage REIT, Inc. as part of the merger that closed in March 2021. Stabilized properties for the Strategic Storage Trust IV, Inc. pool consist of the sixteen properties accounted for in Strategic Storage Trust IV, Inc.’s same-store pool as of Strategic Storage Trust IV, Inc.’s final Form 10-Q filed for the period ended 9/30/2020.

(4)	Represents stores that were recently acquired by SmartStop that are not in the same-store pool.
(5)	NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	23

Revenues:	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Self storage rental revenue(1)	$30,112,056	$28,537,202	$26,487,511	$25,867,563	$25,130,023
Ancillary operating revenue(2)	1,444,884	1,473,839	1,384,384	1,371,057	1,289,888

Total revenues	$31,556,940	$30,011,041	$27,871,895	$27,238,620	$26,419,911
Expenses:
Property taxes	$2,560,391	$2,885,531	$2,800,728	$2,503,744	$2,736,412
Payroll	2,318,331	2,148,246	2,270,018	2,236,152	2,166,483
Advertising	754,734	784,189	741,489	736,511	804,485
Repairs & maintenance	611,555	466,935	589,901	703,680	539,007
Utilities	806,301	674,511	750,329	695,197	804,019
Property insurance	409,026	413,501	405,323	399,276	331,587
Other(3)	1,567,338	1,505,926	1,259,724	1,424,597	1,445,526

Total expenses	$9,027,676	$8,878,839	$8,817,512	$8,699,157	$8,827,519
Net operating income:	$22,529,264	$21,132,202	$19,054,383	$18,539,463	$17,592,392

Gross margin(4)	71.4%	70.4%	68.4%	68.1%	66.6%
Period ending occupancy	95.7%	96.3%	94.1%	91.7%	92.3%
Period average occupancy	95.9%	95.8%	93.1%	92.2%	91.7%
RentPOF(5)	$16.92	$16.50	$15.43	$15.25	$14.67
Move ins	9,469	10,575	10,151	9,611	11,179
Move outs	9,847	8,789	8,665	9,829	10,331

Note: Same-store NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure.

(1)	Includes rental income and associated late fees and administrative fees.

(2)	Includes Tenant Programs revenue, solar revenue, merchandise sales and other.

(3)	Includes administrative expenses, professional expenses, software expenses and other expenses.
(4)	Gross margin defined as net operating income divided by total revenues for a particular period.

(5)	RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	24

													Expenses for the			NOI for the
					Net Rent / Occupied Sq.		Avg. Occupancy for the			Revenue for the Three			Three			Three
			Net		Ft. for the Three Months		Three Months Ended			Months Ended			Months Ended			Months Ended
	% of	# of	Rentable		Ended September 30,(2)		September 30,			September 30,			September 30,			September 30, (4)
MSA/CMA(1)	NOI	Stores	Sq. Ft.	Units	2021	2020	2021	2020	Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Miami - Fort Lauderdale	15.7%	9	941,400	7,750	$21.39	$18.73	95.4%	91.5%	3.9%	$4,693,026	$4,020,035	16.7%	$1,162,449	$1,131,022	2.8%	$3,530,577	$2,889,013	22.2%
Toronto(3)	13.9%	10	849,600	7,800	19.92	16.86	94.9%	93.4%	1.5%	4,265,131	3,595,098	18.6%	1,142,282	1,151,841	-0.8%	3,122,849	2,443,257	27.8%
Los Angeles	11.4%	10	660,400	6,200	20.51	17.91	97.0%	92.6%	4.4%	3,395,292	2,813,842	20.7%	824,321	813,542	1.3%	2,570,971	2,000,300	28.5%
Asheville	7.8%	13	780,200	5,530	13.09	11.44	96.0%	91.9%	4.1%	2,409,039	2,039,318	18.1%	660,615	684,163	-3.4%	1,748,424	1,355,155	29.0%
Las Vegas	7.2%	5	552,500	4,380	15.97	13.62	96.3%	92.2%	4.1%	1,999,104	1,626,207	22.9%	380,055	368,811	3.0%	1,619,049	1,257,396	28.8%
San Francisco - Oakland	6.1%	4	322,600	2,920	22.55	19.90	94.9%	90.7%	4.2%	1,805,902	1,536,565	17.5%	442,160	441,518	0.1%	1,363,742	1,095,047	24.5%
Detroit	3.2%	4	266,100	2,220	13.60	11.75	96.9%	92.9%	4.0%	935,461	770,520	21.4%	219,398	205,547	6.7%	716,063	564,973	26.7%
Riverside - SB	3.0%	3	180,700	1,770	18.33	15.05	97.8%	94.4%	3.4%	874,980	691,111	26.6%	200,570	198,096	1.2%	674,410	493,015	36.8%
Dayton	3.1%	7	392,400	3,340	10.77	9.39	95.4%	92.9%	2.5%	1,077,591	921,621	16.9%	371,981	346,207	7.4%	705,610	575,414	22.6%
Port St. Lucie	2.7%	3	251,600	2,010	16.21	12.94	96.6%	92.1%	4.5%	954,009	743,653	28.3%	339,657	357,962	-5.1%	614,352	385,691	59.3%
Denver	2.6%	5	290,700	2,550	13.17	11.72	96.7%	91.1%	5.6%	1,011,078	849,908	19.0%	414,260	410,425	0.9%	596,818	439,483	35.8%
Chicago	3.5%	5	315,600	2,880	12.42	10.74	96.3%	90.2%	6.1%	1,026,456	816,795	25.7%	245,017	452,796	-45.9%	781,439	363,999	114.7%
Myrtle Beach	2.0%	2	197,800	1,450	12.66	12.03	95.2%	88.5%	6.7%	597,913	514,014	16.3%	136,526	138,872	-1.7%	461,387	375,142	23.0%
Raleigh - Cary	1.3%	3	163,800	1,090	11.28	10.30	96.5%	90.7%	5.8%	453,465	384,938	17.8%	157,994	151,832	4.1%	295,471	233,106	26.8%
Other	16.5%	20	1,430,200	12,780	16.90	14.70	95.6%	90.6%	5.0%	6,058,493	5,096,286	18.9%	2,330,391	1,974,885	18.0%	3,728,102	3,121,401	19.4%

Total Same-Store	100.0%	103	7,595,600	64,670	$16.92	$14.67	95.9%	91.7%	4.2%	$31,556,940	$26,419,911	19.4%	$9,027,676	$8,827,519	2.3%	$22,529,264	$17,592,392	28.1%

													Expenses for the			NOI for the
					Net Rent / Occupied Sq.		Avg. Occupancy for the			Revenue for the Nine			Nine			Nine
			Net		Ft. for the Nine Months		Nine Months Ended			Months Ended			Months Ended			Months Ended
	% of	# of	Rentable		Ended September 30,(2)		September 30,			September 30,			September 30,			September 30, (4)
MSA/CMA(1)	NOI	Stores	Sq. Ft.	Units	2021	2020	2021	2020	Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Miami - Fort Lauderdale	15.9%	9	941,400	7,750	$20.43	$18.88	94.3%	89.9%	4.4%	$13,318,354	$11,718,476	13.7%	$3,330,779	$3,222,239	3.4%	$9,987,575	$8,496,237	17.6%
Toronto (3)	14.0%	10	849,600	7,800	19.22	16.14	94.5%	92.2%	2.3%	12,204,755	10,019,814	21.8%	3,404,804	3,364,639	1.2%	8,799,951	6,655,175	32.2%
Los Angeles	11.5%	10	660,400	6,200	19.44	17.88	96.2%	91.5%	4.7%	9,601,579	8,156,789	17.7%	2,414,291	2,389,576	1.0%	7,187,288	5,767,213	24.6%
Asheville	7.7%	13	780,200	5,530	12.42	11.60	94.7%	89.6%	5.1%	6,782,235	5,988,456	13.3%	1,983,862	1,934,242	2.6%	4,798,373	4,054,214	18.4%
Las Vegas	7.2%	5	552,500	4,380	15.05	13.61	95.2%	91.0%	4.2%	5,623,363	4,747,829	18.4%	1,097,748	1,073,478	2.3%	4,525,615	3,674,351	23.2%
San Francisco - Oakland	6.2%	4	322,600	2,920	21.63	19.81	94.7%	89.3%	5.4%	5,210,856	4,454,278	17.0%	1,323,760	1,304,858	1.4%	3,887,096	3,149,420	23.4%
Detroit	3.2%	4	266,100	2,220	12.90	12.01	95.2%	89.4%	5.8%	2,626,607	2,253,033	16.6%	650,077	665,643	-2.3%	1,976,530	1,587,390	24.5%
Riverside - SB	3.0%	3	180,700	1,770	17.15	14.78	97.8%	92.7%	5.1%	2,471,868	1,983,404	24.6%	591,272	595,156	-0.7%	1,880,596	1,388,248	35.5%
Dayton	3.0%	7	392,400	3,340	10.25	9.12	94.6%	91.5%	3.1%	3,071,769	2,617,415	17.4%	1,182,529	1,095,339	8.0%	1,889,240	1,522,076	24.1%
Port St. Lucie	2.7%	3	251,600	2,010	15.14	13.56	95.7%	88.6%	7.1%	2,660,779	2,201,183	20.9%	995,008	1,009,195	-1.4%	1,665,771	1,191,988	39.7%
Denver	2.6%	5	290,700	2,550	12.45	11.79	95.1%	88.1%	7.0%	2,825,093	2,435,257	16.0%	1,218,890	1,168,799	4.3%	1,606,203	1,266,458	26.8%
Chicago	2.7%	5	315,600	2,880	11.70	10.86	95.1%	89.1%	6.0%	2,875,708	2,417,158	19.0%	1,176,857	1,335,974	-11.9%	1,698,851	1,081,184	57.1%
Myrtle Beach	2.1%	2	197,800	1,450	12.20	12.06	93.5%	87.8%	5.7%	1,703,022	1,532,277	11.1%	401,541	403,394	-0.5%	1,301,481	1,128,883	15.3%
Raleigh - Cary	1.3%	3	163,800	1,090	10.83	10.38	95.5%	88.4%	7.1%	1,299,169	1,121,473	15.8%	471,545	481,433	-2.1%	827,624	640,040	29.3%
Other	17.0%	20	1,430,200	12,780	16.07	14.71	94.8%	89.2%	5.6%	17,164,719	14,880,176	15.4%	6,481,064	5,779,712	12.1%	10,683,655	9,100,464	17.4%

Total Same-Store	100.0%	103	7,595,600	64,670	$16.11	$14.66	94.9%	90.1%	4.8%	$89,439,876	$76,527,018	16.9%	$26,724,027	$25,823,677	3.5%	$62,715,849	$50,703,341	23.7%

(1)	MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.
(2)	RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage.
(3)	Presented in US Dollars (USD) as translated on average for the quarter.
(4)	NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	25

	% of Portfolio	Net Rentable
MSA/CMA(1)	by NRSF	Sq. Ft.	# of Stores	Units
Toronto	10.4%	1,092,300	13	10,610
Miami - Fort Lauderdale	9.8%	1,025,300	10	8,620
Asheville	8.1%	851,900	14	6,200
Las Vegas	7.2%	757,100	8	6,210
Los Angeles	6.3%	660,400	10	6,200
Houston	5.7%	602,100	8	4,490
Dayton	3.7%	392,400	7	3,340
San Francisco - Oakland	3.1%	322,600	4	2,920
Port St. Lucie	3.0%	318,900	4	2,610
Riverside - SB	2.9%	306,700	5	2,690
Chicago	3.0%	315,600	5	2,880
Denver	2.8%	290,700	5	2,550
Phoenix	2.5%	265,000	3	2,540
Detroit	2.5%	266,100	4	2,220
Seattle - Tacoma	1.9%	196,600	3	1,680
Myrtle Beach	1.9%	197,800	2	1,450
Charlotte	1.7%	176,700	2	1,900
San Diego	1.7%	181,400	2	2,020
Raleigh - Cary	1.6%	163,800	3	1,090
Other(2)	20.1%	2,110,400	26	18,870

Total Stores	100.0%	10,493,800	138	91,090

(1)	MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.
(2)

Other markets include: Baltimore, Charleston, Charlottesville, College Station, Colorado Springs, Dallas, Mobile, Nantucket, Naples, New York – Newark, Orlando, Punta Gorda, Sacramento, Santa Maria-Santa Barbara, Sarasota, Stockton, Trenton-Princeton and Washington- Arlington. None of these markets represent more that 1.5% of the total portfolio by NRSF.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	26

		SmartStop %	Net Rentable		Net Rent / Occupied Sq. Ft. Three Months Ended September 30,(2)		Average Occupancy for the Three Months Ended September 30,		Revenue for the Three Months Ended September 30,		Expenses for the Three Months Ended September 30,		NOI for the Three Months Ended September 30, (3)
Owned Operating Properties	Stores	Ownership	Sq. Ft.	Units	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Same-Store Wholly-Owned Stores	10	100.0%	849,600	7,800	$19.92	$16.86	94.9%	93.4%	$4,265,131	$3,595,098	$1,142,282	$1,151,841	$3,122,849	$2,443,257
Non Same-Store Wholly-Owned Stores	3	100.0%	242,700	2,810	13.79	NM	83.7%	NM	768,414	NM	167,105	NM	601,309	NM
Joint Venture Properties (1)	4	50.0%	415,300	3,880	NM	NM	41.4%	NM	862,470	NM	454,199	NM	408,271	NM

Total Owned Operating Stores	17		1,507,600	14,490

Owned Projects Under Construction	Stores	SmartStop % Ownership	Projected Net Rentable Sq. Ft.	Projected Units	Total Anticipated Project Costs	SmartStop Portion of Anticipated Project Costs
Total Under Construction Stores	2	50.0%	199,200	1,925	$33,423,068	$16,711,534

Note: All dollars denominated in U.S. Dollars (USD) NM: Not meaningful comparison

(1)	Figures represent the total joint venture, not just SmartStop’s proportionate percentage.

(2)	RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage.

(3)	NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	27

					As of September 30,
					2021
JV Owned Operating Properties	MSA/ CMA (1)	SmartStop% Ownership	Net Rentable Sq. Ft.	Units	Investment Value(2)	Date Opened
East York - Laird	Toronto	50.0%	100,000	1,000	$6,383,405	Jul-20
Brampton	Toronto	50.0%	101,300	1,050	2,364,348	Nov-20
Vaughan	Toronto	50.0%	118,700	880	2,940,716	Jan-21
Oshawa - Champlain	Toronto	50.0%	95,300	950	1,653,387	Aug-21

Total JV Operating Properties			415,300	3,880	$13,341,856

					As of September 30,
			Projected		2021
JV Owned Project Under Construction	MSA/ CMA (1)	SmartStop% Ownership	Net Rentable Sq. Ft.	Units	Investment Value(2)	Projected Completion
Kingspoint	Toronto	50.0%	100,300	982	$2,581,353	Q3 2022
Scarborough	Toronto	50.0%	98,900	943	2,571,606	Q4 2021

Total JV Properties Under Construction			199,200	1,925	$5,152,960

Note: All dollars denominated in U.S. Dollars (USD)

(1)	MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.
(2)

Through the acquisition of the joint venture partnerships, the Company also became party to a master mortgage commitment agreement (the “MMCA”) with SmartCentres Storage Finance LP (the “SmartCentres Lender”) (collectively, the “SmartCentres Financing”). The SmartCentres Lender is an affiliate of SmartCentres. As of August 18, 2021, the maximum amount available is approximately $68.5 million CAD, however, the SmartCentres Financing includes an accordion feature such that borrowings pursuant thereto may be increased up to approximately $120 million CAD subject to certain conditions set forth in the MMCA. As of September 30, 2021, approximately $62.6 million CAD was outstanding on the SmartCentres Financing.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	28

		Interest	Maturity
Loan	9/30/2021	Rate(1)	Date
KeyBank CMBS Loan	$94,870,683	3.89%	8/1/2026
KeyBank Florida CMBS Loan	52,000,000	4.65%	5/1/2027
Midland North Carolina CMBS Loan	45,931,091	5.31%	8/1/2024
CMBS Loan	104,000,000	5.00%	2/1/2029
SST IV CMBS Loan	40,500,000	3.56%	2/1/2030
SST IV TCF Loan	40,782,500	3.75%	3/30/2023
Credit Facility Term Loan - USD	250,000,000	1.88%	3/17/2026
Credit Facility Revolver - USD	207,201,288	1.93%	3/17/2024
Oakville III BMO Loan - CAD (2)	12,783,875	2.66%	5/16/2024
Ladera Office Loan	4,035,891	4.29%	11/1/2026
Premium on secured debt, net	253,202
Debt issuance costs, net	(3,540,318)

Total debt(2)	$848,818,212

(1)

Represents the stated interest rate or the effective rate of interest as of the end of the quarter for variable rate loans. Effective at quarter end, the Company was subject to a swap for $235 million at LIBOR 1.79% that expires in February 2022.

(2)	Debt denominated in foreign currency has been converted based on the rate in effect as of September 30, 2021.
(3)	Excludes amortizing debt payments.
(4)

Total capitalization includes debt, preferred equity and equity market cap based on approx. 95 million shares and OP Units at September 30, 2021 valued at the most recently published Net Asset Value. Debt and preferred equity are at face value for purposes of this calculation.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	29

Selected Fund Information	SSGT II (1)	SST VI (2)
Year established	2018	2021
AUM - end of current quarter	$161.6 million	$51.0 million
Max offering	$270 million	$220 million
Type of offering	Private Placement	Private Placement

Fee Summary - 3Q 2021	SSGT II (1)	SST VI (2)	Other	Total
Advisory agreement	$462,178	$59,290	—	$521,468
Property management agreement	202,523	30,515	—	$233,038
Tenant Program revenue	158,798	56,259		$215,057
Other (3)	—	135,000	158,466	$293,466
Total Fees (most recent quarter)	$823,499	$281,064	$158,466	$1,263,029

(1) Represents Strategic Storage Growth Trust II, Inc. (“SSGT II”).

(2) Represents Strategic Storage Trust VI, Inc. (“SST VI”).

(3) Such revenues primarily include construction management, development fees, acquisition fees, and other miscellaneous revenues.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	30

Appendix

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	31

	2021 Q3	2021 Q2	2021 Q1	2020 Q4	2020 Q3
Net income (loss)	$1,059,242	$(1,310,838)	$(12,303,466)	$(1,943,884)	$(4,456,497)
Adjusted to exclude:
Managed REIT Platform revenue	(1,263,029)	(1,058,291)	(2,287,740)	(2,360,929)	(2,051,021)
Managed REIT Platform expenses	587,704	316,142	319,890	294,818	329,280
General and administrative	5,232,950	6,811,313	4,752,989	4,641,467	4,012,072
Depreciation	10,748,337	10,742,801	8,543,927	8,731,926	8,003,587
Intangible amortization expense	3,710,736	3,653,681	1,259,547	1,301,434	1,587,899
Acquisition expenses	211,985	30,448	305,650	772,189	468,577
Contingent earnout adjustment	700,000	400,000	2,119,744	2,600,000	1,600,000
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	—	—	8,389,573	—	—
Gain on sale of real estate	—	(178,631)	—	—	—
Interest expense	7,818,311	7,950,702	7,975,464	7,880,405	8,093,476
Interest expense—accretion of fair market value of secured debt	(29,228)	(31,250)	(31,866)	(32,345)	(32,788)
Interest expense—debt issuance costs	499,132	496,897	672,473	754,141	952,479
Net loss on extinguishment of debt	—	—	2,444,788	—	—
Other	833,702	(171,203)	(1,443,382)	(3,071,879)	(185,685)

Total net operating income	$30,109,842	$27,651,771	$20,717,591	$19,567,343	$18,321,379

Total revenue	$42,703,033	$40,131,740	$31,060,872	$29,185,699	$28,138,153
Total property operating expenses	12,593,191	12,479,969	10,343,281	9,618,356	9,816,774

Total net operating income	$30,109,842	$27,651,771	$20,717,591	$19,567,343	$18,321,379

	2021 YTD	2020 YTD
Net loss	$(12,555,062)	$(49,262,919)
Adjusted to exclude:
Managed REIT Platform revenue	(4,609,060)	(5,687,701)
Managed REIT Platform expenses	1,223,736	2,512,103
General and administrative	16,797,252	11,829,732
Depreciation	30,035,065	23,562,701
Intangible amortization expense	8,623,964	8,475,682
Acquisition expenses	548,083	593,903
Contingent earnout adjustment	3,219,744	(5,100,000)
Impairment of goodwill and intangible assets	—	36,465,732
Impairment of investments in Managed REITs	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Gain on sale of real estate	(178,631)	—
Interest expense	23,744,477	24,717,208
Interest expense—accretion of fair market value of secured debt	(92,344)	(98,337)
Interest expense—debt issuance costs	1,668,502	2,832,240
Net loss on extinguishment of debt	2,444,788	—
Other	(780,883)	(2,914,840)

Total net operating income	$78,479,204	$52,302,383

Total revenue	$113,895,645	$80,989,226
Total property operating expenses	35,416,441	28,686,843

Total net operating income	$78,479,204	$52,302,383

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	32

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the SST IV merger, the SSGT merger, the self administration transaction and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this communication, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SST IV merger or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of either of the SST IV merger, the SSGT merger or the self administration transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SmartStop Self Storage REIT, Inc.	Financial Supplement 2021 Q3	33

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